Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-269756) on Form S-8 of our report dated April 24, 2023, with respect to the consolidated financial statements of ECARX Holdings Inc.

/s/ KPMG Huazhen LLP
Shanghai, People’s Republic of China
April 24, 2023